Exhibit 10-27

SUMMARY OF DIRECTORS’ FEES

AS OF MAY 1, 2004

The Duke Energy Corporation Board of Directors approved the following retainer and attendance fees for directors, effective May 1, 2004:

Board Retainer (cash) Board Retainer (stock)	• $45,000 • $50,000 value (equity vehicle may vary)

Board Meeting Fees	• $1,500, including telephonic meetings

Lead Director Retainer	• $20,000

Audit Committee Chair Retainer	• $20,000

Other Committee Chair Retainers	• $7,500

Audit Committee Meeting Fee

•      $3,000 for in-person meetings held in conjunction with Board meetings, including bifurcated meetings (e.g., meeting on day 1, with second meeting on day 2, both around Board meeting);

•      $2,000 for telephonic meetings not in conjunction with Board meetings or for telephonic participation in meetings held in conjunction with Board meetings

Other Committee Meeting Fees

•      $1,500 for in-person meetings held in conjunction with Board meetings, including bifurcated meetings (e.g., meeting on day 1, with second meeting on day 2, both around Board meeting), telephonic meetings and telephonic participation in meetings held in conjunction with Board meetings;

•      $2,500 for special, in-person meetings not in conjunction with Board meetings